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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------




                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                AUGUST 13, 2001
                                (Date of Report)


                                AUGUST 9, 2001
                       (Date of earliest event reported)





                              POLAROID CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                1-4085                 04-1734655
--------                                ------                 ----------
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)         Identification No.)


               784 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices) (Zip Code)


                                 (781) 386-2000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         On August 10, 2001, Polaroid Corporation (the "Company") issued a press release that announced, among other things, that it had received extensions of the waivers under its credit agreements, the lenders under its domestic credit agreement had increased the availability of borrowings under that agreement by $10 million and the Company had granted mortgages in favor of the holders of its public notes and bank lenders. In connection therewith, the Company:

         (1) entered into a supplement to the existing waivers under its domestic and foreign credit agreements that provided the Company with additional liquidity, by increasing available borrowing capacity under the domestic credit agreement by $10 million for the duration of the existing waivers, each of which were extended from October 12, 2001 to November 15, 2001, and by allowing the Company access to up to $7.5 million of cash that was otherwise restricted by the domestic credit agreement;

         (2) granted mortgages on the Company's properties in Waltham and New Bedford, Massachusetts for the benefit of the lenders under its credit agreements and State Street Bank and Trust Company, as trustee under the indentures pursuant to which the Company's 6 3/4% Notes due 2002, 7 1/4% Notes due 2007 and 11 1/2% Notes due 2006 (collectively, the "Notes") were issued, which mortgages were granted equally and ratably between the lenders and the holders of the Notes; and

         (3) entered into a security agreement that granted the trustee, for the benefit of the holders of the Notes, a second priority lien on equipment located at the Waltham and New Bedford, Massachusetts properties.


ITEM 7(c). EXHIBITS.

Exhibit 10.1 Fourth Supplement to the Amended and Restated Amendment No. 4 and Waiver No. 1 under the Amended and Restated Credit Agreement dated as of December 11, 1998 among Polaroid Corporation, the lenders party thereto, Fleet National Bank, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent.

Exhibit 10.2      UK Credit Agreement waiver supplement.

Exhibit 99        Press Release dated August 10, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       POLAROID CORPORATION


                                       By:  /s/ LOUISE L. CAVANAUGH
                                            --------------------------------
                                            Name:  Louise L. Cavanaugh
                                            Title: Associate General Counsel
                                                   and Assistant Secretary

Dated:  August 13, 2001